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                                                                    Exhibit 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-16015 of our report dated January 31, 1996, on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on November 4, 1996, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP


Washington, D.C.
December 30, 1996